Exhibit 99.1

VaxGen Reaches Decision Regarding Accounting Treatment
for Investment in Korean Joint Venture

          BRISBANE, Calif. – July 19, 2005 – VaxGen, Inc. (VXGN.PK) announced today that it will incorporate financial results of Celltrion, its South Korean joint venture, into VaxGen’s financial statements, including the financial statements currently in the process of being restated. VaxGen will record the fair value of its investment in Celltrion as an asset on its balance sheet and VaxGen’s profit and loss statements will reflect its share of Celltrion’s operating results. Historically, VaxGen has disclosed its investment in Celltrion in the footnotes to its financial statements but has not recorded activities relating to Celltrion on its balance sheets or profit and loss statements.

          VaxGen is nearing completion of the reaudit of its financial statements for 2001, 2002 and 2003 and the audit of Celltrion financial statements in accordance with U.S. auditing standards for 2002, 2003 and 2004. The company is now focused on preparing restated financial statements and filings for 2001, 2002 and 2003; annual and quarterly financial statements and filings for 2004; and quarterly financial statements and filings for 2005. Celltrion is preparing annual and quarterly U.S. GAAP-basis financial statements for 2002, 2003 and 2004 as well as quarterly financial statements for 2005, as required for inclusion in VaxGen’s financial statements.

          “The question of the most appropriate accounting for our investment in Celltrion has been the most challenging issue in our reaudit and restatement process” said Kevin Lee, Acting Chief Financial Officer of VaxGen. “With this decision behind us, we can now focus on the work necessary to complete the restatement of 2001 through 2003 and to prepare the company’s financial statements for 2004 and 2005. We look forward to applying for relisting on the Nasdaq National Market as soon as we file our restated and outstanding financial statements, likely to be during the fourth quarter of 2005.”

          Once the preparation of the aforementioned financial statements is completed, VaxGen intends to file with the SEC an amended Annual Report on Form 10-K/A for the year ended December 31, 2003, which will include restated financial statements for 2001, 2002 and 2003; an Annual Report on Form 10-K for the year ended December 31, 2004; and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004, as well as for any completed fiscal quarters in 2005 for which quarterly reports are due at the time of filing.

          About VaxGen, Inc.

          VaxGen, Inc. is a biopharmaceutical company engaged in the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious diseases. Based in Brisbane, Calif., the company is developing vaccines against anthrax, smallpox and Meningitis B. VaxGen is the largest stockholder in Celltrion, Inc., a joint venture established to provide contract manufacturing to the global pharmaceutical industry. For more information, please visit the company’s web site at: www.vaxgen.com.

          Note: This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include without limitation, the timing of the filing and the content of the company’s Annual Report on Form 10-K for the year ended December 31, 2004, any required amended Annual Report on Form 10-K/A for the year ended December 31, 2003; Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004 and 2005; the timing and outcome of any restatement of financial results for the years ended December 31, 2001, 2002 and 2003; ability of the company to be relisted on the Nasdaq National Market and the timing of any application for relisting or any decision from the Nasdaq Stock Market. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Item 8.01 of the company’s Current Report on Form 8-K filed by VaxGen on March 31, 2005, under the heading “Risk Factors” for a more detailed description of such risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contact:
Paul Laland
Vice President, Public Affairs
650-624-2345